Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the ___ day of May, 2022, by and among Cytovia Holdings, Inc., a Delaware corporation (“Cytovia” or the “Company”), and the investors listed on the Schedule of Investors attached hereto (each an “Investor” and collectively, the “Investors”).

RECITALS

The Company desires to offer and sell to the Investors, and the Investors desire to purchase from the Company, in one or more closings, in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) under the Securities Act, and/or Rule 506(b) of Regulation D (“Regulation D”), as promulgated by the Commission thereunder, securities of the Company, consisting of up to $15,000,000 principal amount of Convertible Notes substantially in the form attached as Exhibit A hereto (each a “Note” and collectively, the “Notes”) and Warrants substantially in the form attached as Exhibit B hereto (each a “Warrant” and collectively, the “Warrants”). The $15,000,000 principal amount of Notes is hereinafter referred to as the “Offering Amount.”

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1 Purchase and Sale of Notes and Warrants.

1.1 Issuance and Sale of the Notes and Warrants. Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing (as hereafter defined), and the Company agrees to issue and sell to the Investors at the Closing, (i) Notes in the principal amounts reflected opposite each such Investor’s name of the Schedule of Investors attached hereto and (ii) Warrants as calculated in the manner described in the Warrants.

1.2 Payment. Each Investor will promptly make a wire transfer payment to a segregated bank account of the Company in the full amount of the purchase price of the Note being subscribed for (the “Purchase Price”). Wire instructions are as follows:

Bank Name:

Bank Address:

Account Name:

Account number:

Routing number:

SWIFT:

1.3 Closing.

(a) First Closing. Subject to the terms and conditions set forth in this Agreement, on the date hereof, the Company shall issue and sell to each Investor purchasing a Note at the First Closing (as defined below), and each such Investor shall, severally and not jointly, purchase from the Company a Note in the principal amount reflected opposite such Investor’s name on the Schedule of Investors attached hereto and a Warrant (the “First Closing”). The date of the First Closing, which shall occur on such date as the Company and Ceros Financial Services, Inc., the placement agent for the Offering (“Ceros” or the “Placement Agent”) may mutually agree, is hereinafter referred to as the “First Closing Date.”

(b) Subsequent Closing(s). Subject to the terms and conditions set forth in this Agreement, the Company may have subsequent closings at which the Company shall issue and sell to each Investor participating in such Subsequent Closing (as defined below), and each such Investor shall, severally and not jointly, purchase from the Company on the Subsequent Closing Date (as hereafter defined) a Note in the principal amount reflected opposite such Investor’s name on the Schedule of Investors attached hereto and a Warrant (a “Subsequent Closing”). There may be more than one Subsequent Closing. The date of any Subsequent Closing, which shall occur on such date(s) as the Company and Ceros may mutually agree, is hereinafter referred to as a “Subsequent Closing Date”). Notwithstanding the foregoing, the principal amount of Notes to be sold at the First Closing and all Subsequent Closings shall not exceed the Offering Amount.

The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.”

(c) Closing Location. All Closings shall occur on or prior to April 29, 2022 (unless such date is extended to a date not later than May 31, 2022 by the Company), remotely via the exchange of documents and signatures.

(d) Acceptance of Subscriptions. The Investor understands and agrees that the Company, in its sole and absolute discretion, reserves the right to accept or reject this or any other subscription for Notes and Warrants, in whole or in part. If the subscription is rejected in whole or the Offering is terminated, all funds held in the account referenced in Section 1.2 above will be promptly returned without interest or offset, and this subscription shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this subscription will continue in full force and effect to the extend this subscription was accepted.

1.4 Additional Definitions. For purposes of this Agreement, certain capitalized terms are defined under Appendix A.

2 Representations and Warranties of the Company. Except as otherwise set forth in the Company Disclosure Materials (as defined below), or the Schedule of Exceptions annexed hereto as Schedule 1, the Company hereby represents and warrants to each Investor, as of the First Closing Date, as follows:

2.1 Organization, Qualification, etc. The Company (i) is duly incorporated, validly existing and in good standing under the laws of the state of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect on the Company.

2.2 Subsidiaries. Other than as listed on Schedule 2.2 of the Schedule of Exceptions, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity and the Company is not a party to any joint venture, partnership, or similar arrangement.

2.3 Capitalization of the Company. As of the date hereof, the capitalization of the Company consists of 38,700,000 authorized shares of stock, of which (i) 30,500,000 shares are designated Class A Common Stock, par value $0.000001, (ii) 8,000,000 shares are designated Class B Common Stock, par value $0.000001, and (iii) 200,000 shares are designated Preferred Stock, par value $0.000001. The equity securities issuable upon conversion of outstanding principal and accrued and unpaid interest under the Notes (the “Conversion Securities”) will be, prior to issuance, duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Notes, shall be duly and validly issued, fully paid and nonassessable.

2.4 Authority; Enforceability. This Agreement, the Notes, the Warrants and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company, and are valid and binding agreements of the Company, enforceable in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Company has full corporate power and authority necessary to enter into and to consummate the transactions contemplated by this Agreement and to deliver the Transaction Documents and to perform its obligations thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below).

2.5 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to this Agreement, (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iii) approvals of the Company’s Board of Directors (which approvals of the Board of Directors will be obtained prior to any Closing) (collectively, the “Required Approvals”).

2.6 Compliance with Law. Neither the Company nor any Subsidiary has received any notice of any violation of or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a Material Adverse Effect.

2.7 No Violation or Conflict. Conditioned upon the representations and warranties of Investors in Section 3 hereof being true and correct, neither the issuance nor the sale of the Notes or Warrants nor the performance of the Company’ obligations under this Agreement and the other Transaction Documents by the Company, will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, or other organizational or charter documents, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any material agreement or instrument to which the Company is a party, by which the Company is bound, or by which it or any of its properties are bound or affected (collectively, the “Company Agreements”);

2.7 The Notes. The Notes upon issuance:

(a) will be duly and validly issued;

(b) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(c) conditioned upon the representations and warranties of the Investors as set forth in Section 3 hereof being true and correct, will be issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom; and

(d) conditioned upon the representations and warranties of the Investors as set forth in Section 3 hereof being true and correct, the Conversion Securities which are issued automatically and without further act of any Investor will be issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom.

2.8 Litigation. There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would adversely affect the execution by the Company or the complete and timely performance by the Company of its obligations under the

Transaction Documents. There is no pending or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or the Subsidiaries, which litigation if adversely determined is reasonably likely to have a Material Adverse Effect.

2.9 Defaults. The Company is not in violation or default of any of the provisions of its certificate of incorporation, as amended, bylaws or other organizational or charter documents. Neither the Company nor any Subsidiary is (i) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (ii) in violation of any statute, rule or regulation of any governmental authority, except such violations which would not result, individually or in the aggregate, in a Material Adverse Effect.

2.10 No General Solicitation. Neither the Company, or to its Knowledge, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes and Warrants.

2.11 Certain Fees. Other than as set forth in Section 6.2 hereto, the Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the offer or sale of the Notes and Warrants pursuant to this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

2.12 Financial Statements. The consolidated unaudited financial statements of the Company and the Subsidiaries as of December 31, 2021 and for the fiscal year ended December 31, 2021 made available to the Investors, present fairly, in all material respects, the financial condition of the Company as of December 31, 2021. Such unaudited financial statements were prepared to conform with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

2.13 No “Bad Actor” Disqualification. No Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act.

3 Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. Investor (i) if a natural person, represents that Investor has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Notes, the Warrants or the Conversion Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the Notes and Shares and the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom Investor is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.

3.2 Purchase Entirely for Own Account. The Notes and Warrants to be purchased by the Investor, the Conversion Securities issuable upon conversion of the Notes and exercise of the Warrants will be acquired for investment for the Investor’s own account and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to any person with respect to any of the Note or Conversion Securities.

3.3 Disclosure of Information. The Investor acknowledges that it has received and has had the chance to review, all the information that it has requested relating to the Company and the purchase of the Notes and Warrants, including, but not limited to, the Investor Presentation, which includes Risk Factors, copies of which are attached hereto as Exhibit C (the “Company Disclosure Materials”). In addition to the foregoing, such Investor acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and Warrants and the merits and risks of investing in the Notes and Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the Company Disclosure Materials or the Company’s representations and warranties contained in the Transaction Documents.

3.4 Information on Investor. Such Investor is, and will be at the time of the conversion of the Notes, if any, an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act and as set forth on the Investor Questionnaire in the form annexed hereto as Exhibit D (the “Investor Questionnaire”), is experienced in investments and business matters, has such knowledge and experience in financial, tax and other business matters as to enable such Investor to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Investor hereby agrees represents a speculative high-risk investment. Such Investor has the authority and is duly and legally qualified to purchase and own the Notes and Warrants. Such Investor is and acknowledges that it is able to fend for itself, able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

3.5 Restricted Securities. Such Investor understands that the Notes, Warrants, and Conversion Securities have not been registered under the Securities Act, are and will be characterized as “Restricted Securities” under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and such Investor shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Notes, Warrants or Conversion Securities unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Investor may transfer (without restriction and without the need for an opinion of counsel) the Notes and Warrants to its Affiliates, provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

3.6 High Risk and Speculative Investment. Investor recognizes that the purchase of the Notes and Warrants involve a high degree of risk including, but not limited to, the Risk Factors contained in the Company Disclosure Materials and the following: (a) the Company is likely to require funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes and Warrants; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Notes and Warrants and the Conversion Securities is extremely limited; and (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Notes, the Warrants or the Conversion Securities. Investor has reviewed the Risk Factors included in the Company Disclosure Materials.

3.7 General Solicitation. The offer to sell the Notes and Warrants was directly communicated to such Investor by the Company or the Placement Agent. Investor is not purchasing the Notes and Warrants as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Notes and Warrants and did not become aware of the Offering through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor.

3.8 Legends. It is understood that the Notes, the Warrants and the certificates evidencing the Conversion Securities will bear the following legend or a legend substantially similar in scope (and the Conversion Securities shall bear such other legends as may be required by the Company’s bylaws or any stockholders agreements of the Company):

“[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN [THIS CERTIFICATE] [THIS NOTE]. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

3.9 For ERISA plans only. The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Investor fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, Investor fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.10 Disqualification. Such Investor represents that neither such Investor nor any person or entity with whom such Investor shares beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.11 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to such Investor, the Investor acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

3.12 Identified SPAC Transaction. The Investor understands that no definitive agreement has been entered into between the Company and Isleworth Healthcare Acquisition Corp., a Delaware corporation (or any successor entity) (the “Identified SPAC”) with respect to the business combination transaction by and between the Company and the Identified SPAC (the “Identified SPAC Transaction”), and neither the Company nor the Identified SPAC shall have any obligation with respect to the Identified SPAC Transaction unless and until a definitive agreement is entered into by the Company and the Identified SPAC with respect to the Identified SPAC Transaction (the “Identified SPAC Transaction Agreement”) and that there can be no assurance that the Company and the Identified SPAC will enter into a Identified SPAC Transaction Agreement.

The Investor further understands that any such Identified SPAC Transaction will be subject to closing conditions and may be terminated by the parties thereto prior to the closing of such Identified SPAC Transaction, in each case, as may be set forth in the Identified SPAC Transaction Agreement, and that there can be no assurance that such Identified SPAC Transaction will be consummated in a timely manner or at all. The Investor acknowledges that its investment in the Notes and Warrants is not conditioned upon the entry into or consummation of the Identified SPAC Transaction.

4 Conditions of the Investors’ Obligations at Closing. The obligations of the Investors under subsection 1.2 of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions:

4.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 hereof that are qualified as to materiality shall be true and correct at all times as of Closing date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Suspension of Offering. No order suspending or enjoining the Offering or sale of the Notes and Warrants has been issued, and no proceedings for that purpose or a similar purpose have been initiated or are pending.

4.4 No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of the Company Disclosure Materials.

4.5 No Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

4.6 Compliance Certificate. The President or Chief Executive Officer of the Company shall deliver to the Placement Agent on behalf of the Investors, at each Subsequent Closing, a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.3, 4.4 and 4.5 have been fulfilled. No such certificates shall be required for any Closing within five (5) business days of the date of either (a) this Agreement or (b) any previously issued Compliance Certificate.

4.7 Delivery of Notes and Warrants. The Company shall have delivered the Notes and Warrants to the Investors, as specified in Section 1.

5 Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by the Investors:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Payment of Purchase Price. The Investors shall have delivered the Purchase Price specified in Section 1.2.

5.3 Execution and Delivery. Investor shall have executed each of the Transaction Documents to which it is a party and the Investor Questionnaire and delivered the same to the Company.

6 Miscellaneous.

6.1 Survival of Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of twelve months from the date of the First Closing. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.

6.2 Fees to Placement Agent. Each Investor acknowledges that it is aware that Ceros, as Placement Agent, has been retained by the Company as exclusive placement agent and in such capacity will receive from the Company, in consideration of its services in respect of the transactions contemplated hereby: (a) cash fee of between 6% and 8% of the gross proceeds invested by investors introduced to the Company by Ceros (“Ceros Investors”) depending on the amount of funds invested; (b) warrants (the “Placement Agent Warrants”) to purchase such number of equity securities of the Company as is equal to 6% of the equity securities issuable upon the conversion of the Notes sold to Ceros Investors; and (c) an expense reimbursement not to exceed $75,000.

6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of any Notes or Warrants sold hereunder or any Conversion Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, either of which shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) this Agreement with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by email to the address set forth below; provided that in the case of email, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a business day at the address of the recipient it shall be deemed to have been received at the commencement of business on the next business day:

If to the Company to:

Cytovia Holdings, Inc.

18851 NE 29th Ave, 2nd Floor

Aventura, FL 33180

Attn: Daniel Teper, Chief Executive Officer

Email: daniel.teper@cytoviatx.com

With a copy to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attn: Josh Kaufman

Email: josh.kaufman@cooley.com

If to the Investors to:

The addresses sent forth on the signature pages attached.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

6.8 Transaction Expenses; Enforcement of Transaction Documents. The Company and each Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Note Requisite Holders (as defined below). Notwithstanding the foregoing, this Agreement may not be amended or terminated, and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.9 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. For purposes hereof, “Note Requisite Holder(s)” shall mean holders of Notes issued hereunder representing more than 50% of the aggregate amount of principal then outstanding under the Notes.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.12 Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other transaction document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Notes pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor represents and warrants that it has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands that Littman Krooks, LLP has served as counsel to the Placement Agent only, and the Investors cannot rely upon Littman Krooks, LLP in any manner with regard to their decision to participate in the transactions contemplated hereby.

6.13 Irrevocable Subscription. The Investor hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Investor, except as required by applicable law, and that this Agreement shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

6.14 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), counsel to the Company, has in the past performed and is or may now or in the future represent one or more Investors or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Offering”), including representation of such Investors or their affiliates in matters of a similar nature to the Offering. The applicable rules of professional conduct require that Cooley inform the parties under this Agreement of this representation and obtain their consent. Cooley has served as counsel to the Company and has negotiated the terms of the Offering solely on behalf of the Company. The Company and each Investor hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, (b) acknowledge that with respect to the Offering,

Cooley has represented solely the Company, and not any Investor or any stockholder, director or employee of the Company or any Investor and (c) gives its informed consent to Cooley’s representation of the Company in the Offering.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CYTOVIA HOLDINGS, INC.

By:
Name: Daniel Teper
Title: Chief Executive Officer

Investors:

[TO SIGN AND COMPLETE SIGNATURE PAGE ANNEXED HERETO]

SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

By execution and delivery of this signature page, the undersigned is agreeing to become an Investor, as defined in that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company (as defined in the Purchase Agreement) and the Investors (as defined in the Purchase Agreement), dated as of May ___, 2022, and is acknowledging having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor. The undersigned further hereby agrees that execution by the undersigned of this Signature Page to Securities Purchase Agreement shall constitute an agreement to be bound by the terms and conditions of the Purchase Agreement, with the same force and effect as if such agreement was separately signed by the undersigned.

INVESTOR:

For Individuals	For Entities

Name of Investor	Name of Investor

Signature of Investor	Signature of Authorized Person

Print Name of Authorized Person

Print Title of Authorized Person

Principal Amount of Notes:

For Individuals and Entities

Street Address

City, State, Zip

E-Mail Address:

Cell/Mobile Number:

SCHEDULE OF INVESTORS

Name	Principal Amount of Note

TOTAL

APPENDIX A

Additional Definitions

For purposes of this Agreement, the following additional capitalized terms shall have the respective definitions set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Knowledge” means, when referring to the ‘knowledge’ of the Company, the actual knowledge of Daniel Teper, Stanley Frankel or Wei Li and the knowledge that such persons would have reasonably obtained after making reasonable inquiry with respect to the particular matter in question.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to perform its obligations under the Transaction Documents; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (y) changes in general economic conditions or changes in securities markets in general or (z) general changes in the industries in which the Company and its Subsidiaries operate.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” with respect to any Person, shall mean (a) any corporation more than fifty percent (50%) of the stock of any class or classes of which having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a fifty percent (50%) equity interest.

.

EXHIBIT INDEX

EXHIBIT A - FORM OF NOTE

EXHIBIT B - FORM OF WARRANT

EXHIBIT C – COMPANY DISCLOSURE MATERIALS [INVESTOR PRESENTATION INCLUDING RISK FACTORS DATED APRIL 2022

EXHIBIT D - INVESTOR QUESTIONNAIRE (provided supplementally in Investor Instructions booklet)

SCHEDULE INDEX

SCHEDULE 1: SCHEDULE OF EXCEPTIONS

Schedule 2.2

The Company has the following 100% wholly owned subsidiaries:

1.	Cytovia Therapeutics, LLC, a Delaware limited liability company (“Cytovia Therapeutics”)

2.	Cytovia Biologics L.L.C., a Puerto Rican limited liability company

3.	Atlanté Biotech SAS, a company incorporated in France and to be renamed as Cytovia Therapeutics Europe SAS following the date of the Agreement

Cytovia Therapeutics owns 33.33% of the equity interests in CytoLynx Therapeutics, a Cayman Islands company, which in turns owns 100% of the equity interests in CytoLynx Therapeutics Hong Kong Limited, a company incorporated in Hong Kong.

EXHIBIT A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Note Series:    2022

Issuance Date:    May    , 2022

Principal Amount of Note:

For value received CYTOVIA HOLDINGS, INC., a Delaware corporation (the “Company”), promises to pay to ___________ or such party’s assigns (the “Holder”) the principal amount set forth above (the “Principal”), together with simple interest on the outstanding principal amount at the rate of 6% per annum. Interest shall automatically increase to 8% per annum in the event this Note remains outstanding and has not been converted on or prior to the date that is the later of (i) three months following March 18, 2022 or (ii) the termination of the definitive business combination agreement related to the Identified SPAC Transaction or any other Qualified SPAC Combination, as applicable, provided such definitive business combination agreement is entered into on or prior to the three month anniversary March 18, 2022. Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Majority Holders on or after March 18, 2023 (the “Maturity Date”).

1. BASIC TERMS.

(a) Series of Notes. This Convertible Promissory Note is one in a series of similar convertible promissory notes (this “Note” and collectively, the “Notes”) issued pursuant to the Securities Purchase Agreement dated May , 2022 (as amended from time to time and including the exhibits thereto, the “SPA”) by and among the Company and each of purchasers of Notes. The Company shall maintain a ledger of all Holders of Notes.

(b) Payments. All payments of interest and principal under this Note shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal.

(c) Prepayment. Except as set forth in Section 2(a), the Company may not prepay this Note prior to the Maturity Date without the consent of the Holders of a majority of the outstanding principal amount of the Notes issued pursuant under this Note Series (the “Majority Holders”).

2. CONVERSION AND REPAYMENT.

(a) Conversion upon Identified SPAC Transaction. The Holder will receive notice from the Company no later than five (5) days following the effectiveness of a registration statement on Form S-4 filed by the Identified SPAC (as defined below) in connection with the Identified SPAC Transaction (as defined below) (the “Registration Notice”). If, on or before the Maturity Date, the Company consummates an Identified SPAC Transaction (as defined below) while this Note remains outstanding, then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into shares of common stock of the Identified SPAC upon the consummation of such Identified SPAC Transaction (the “SPAC Closing”) at a price per share equal to (i) the deemed consideration paid to stockholders of the Company for each share of Common Stock in such Identified SPAC Transaction (expected to be $10.00 per share split adjusted) multiplied by (ii) one minus 10% (10% being the “Discount Percentage”); provided that at the written election of Holder within five (5) days following delivery of the Registration Notice, Holder may elect to have this Note accelerated on the date of such SPAC Closing and the outstanding principal amount of this Note, plus any unpaid accrued interest on the original principal will be due and payable in cash two (2) business days following the SPAC Closing. For purposes of this Note, the “Identified SPAC Transaction” means a business combination transaction by and between the Company and Isleworth Healthcare Acquisition Corp., a Delaware corporation (or any successor entity) (the “Identified SPAC”).

(b) Conversion upon a Qualified Listing Event. If, on or before the Maturity Date, the Company, a corporate successor to the Company or a holding company established with respect to the Company’s equity securities in connection with any of the following transactions (a “Public Issuer”) consummates (i) a listing of common stock of the Company (or the common equity of such Public Issuer) through acquisition by or merger of such Public Issuer with a special purpose acquisition company (a “SPAC”) listed on the NYSE or NASDAQ other than the Identified SPAC, in which the resulting parent company in such transaction realizes total proceeds from such business combination, including the SPAC cash in trust and any private placement effected concurrently with such business combination of at least $50 million (a “Qualified SPAC Combination”), (ii) a firm commitment underwritten public offering pursuant to an effective registration statement under the Act, with gross proceeds of at least $50 million to the Public Issuer (before deduction of underwriters commissions and expenses) (a “Qualified IPO”), or (iii) a direct listing of common stock of the Company (or the common equity securities of the Public Issuer) on the NYSE or Nasdaq with a minimum market capitalization of at least $200 million, based on the reference price for such direct listing (a “Qualified Direct Listing” and together with a Qualified SPAC Combination and a Qualified IPO, a “Qualified Listing Event”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into the shares issued in such Qualified Listing Event. Such conversion will occur at a conversion price equal to (i) the per share price in the Qualified SPAC Combination, the offering price in the Qualified IPO or the per share reference price in such Qualified Direct Listing, as applicable, multiplied by (ii) one minus the Discount Percentage.

(c) Conversion upon a Qualified Financing. If, on or before the Maturity Date, the Company issues and sells shares of its equity securities (“Equity Securities”) to investors (the “Investors”) while this Note remains outstanding in an equity financing other than in the Identified SPAC Transaction or a Qualified Listing Event with total proceeds to the Company of not less than $50,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)), (a “Qualified Financing”), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Equity Securities sold in the Qualified Financing at a conversion price equal to (x) the price paid per share for Equity Securities by the Investors in the Qualified Financing for cash multiplied by (y) one minus the Discount Percentage. The issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Qualified Financing. Notwithstanding this paragraph, if the conversion price of the Notes as determined pursuant to this paragraph (the “QF Conversion Price”) is less than the price per share at which Equity Securities are issued in the Qualified Financing, the Company may, solely at its option, elect to convert this Note into shares of a newly created series of preferred stock of the Company having the identical rights, privileges, preferences and restrictions as Equity Securities issued in the Qualified Financing, and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the QF Conversion Price; and (ii) the per share dividend, which will be the same percentage of the QF Conversion Price as applied to determine the per share dividends of the Investors in the Qualified Financing relative to the purchase price paid by the Investors.

(d) Elective Conversion. If, on or before the Maturity Date, the Company consummates, while this Note remains outstanding, an equity financing for capital raising purposes with Investors pursuant to which it sells Equity Securities in a transaction that does not constitute a Qualified Financing, Qualified Listing Event or the Identified SPAC Transaction (a “Non-Qualified Financing”), then the Majority Holders shall have the option to elect to convert the outstanding principal amount of this Note (and all other Notes issued pursuant to the SPA on the same terms as this Note) and any unpaid accrued interest into the Equity Securities sold in the Non-Qualified Financing at a conversion price equal to (i) the price paid per share for Equity Securities by the Investors in the Non-Qualified Financing multiplied by (ii) one minus the Discount Percentage.

(e) Conversion at Maturity. In the event this Note has not been repaid or converted prior to the Maturity Date, then, effective upon the Maturity Date, this Note will automatically convert into shares of the Company’s Series Next Preferred Stock (as defined below) at a price per share equal to the quotient resulting from dividing $300,000,000 (the “Conversion Cap”) by the number of outstanding shares of common stock of the Company immediately prior to the Maturity Date (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of Series Next Preferred Stock issuable upon the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (the “Maturity Conversion Price”). For purposes of this Note, the “Series Next Preferred Stock” will mean a newly created series of preferred stock of the Company pari passu with and having the identical rights, privileges, preferences and restrictions to the Company’s most senior outstanding series of preferred stock (the “Existing Senior Preferred Stock”), and otherwise on the same terms and conditions, other than with respect to (if applicable): (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, which will equal the Maturity Conversion Price; and (ii) the per share dividend, which will be the same percentage of the Maturity Conversion Price as applied to determine the per share dividend applicable to the Existing Senior Preferred Stock relative to the purchase price paid for such Existing Senior Preferred Stock.

(f) Change of Control. If on or before the Maturity Date, the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall repay the Holder in cash in an amount equal to the greater of (i) the outstanding principal amount of this Note, plus any unpaid accrued interest on the original principal, plus a repayment premium equal to the product of 10% and the outstanding principal amount of this Note or (ii) the equity value of this Note assuming the Note had been converted into Common Stock at a price per share equal to the quotient resulting from dividing the Conversion Cap by the number of outstanding shares of common stock of the Company immediately prior to the consummation of the Change of Control (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding the shares of Common Stock issuable upon the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)); provided, that the payment of such sum upon a Change of Control shall be contingent upon the execution by the Holder of such transaction documents as may be required by the holders of Common Stock in connection with the consummation of the Change of Control and take such further actions as may be reasonably requested by the Company in connection with such Change of Control. For purposes of this Note, a “Change of Control” means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred; or (iii) the sale or transfer of all or substantially all of the Company’s assets, or the exclusive license of all or substantially all of the Company’s material intellectual property; provided that a Change of Control shall not include any the Identified SPAC Transaction, any Qualified Listing Event or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control. Any repayment pursuant to this paragraph in connection with a Change of Control shall be subject to any required tax withholdings, and may be made by the Company (or any party to such Change of Control or its agent) following the Change of Control in connection with payment procedures established in connection with such Change of Control.

(g) Procedure for Conversion. In connection with any conversion of this Note into capital stock, the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company (including, in the case of a Qualified Financing, the same financing documents executed by the Investors in connection with such Qualified Financing). The Company shall not be required to issue or deliver the capital stock into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into capital stock pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts.

(h) Interest Accrual. If a Change of Control, Identified SPAC Transaction, Qualified Listing Event, or Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 5 days prior to the signing of the definitive agreement for the Change of Control, Identified SPAC Transaction, Qualified Listing Event, or Qualified Financing.

3. EVENTS OF DEFAULT.

(a) If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

4. MISCELLANEOUS PROVISIONS.

(a) Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

(b) Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c) Transfers of Notes. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

(d) Market Stand-Off Agreement. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in the IPO (as hereafter defined) or the SPAC (in connection with a listing of Common Stock (or the common equity of a Public Issuer) through acquisition by or merger of such Public Issuer with the SPAC, other than the Identified SPAC Transaction (an “Alternative SPAC Transaction”)), offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement of the initial public offering of the Company (the “IPO”) filed under the Act or the closing of an Alternative SPAC Transaction. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to the Securities and such other shares of stock of Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO or the SPAC to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO and the SPAC are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto. The provisions of this paragraph shall survive any conversion and/or repayment of this Note.

(e) Registration Rights. If this Note converts pursuant to Section 2(a), Holder shall be party to the same registration rights agreement as those Investors that participated in the PIPE transaction entered into in connection with the Identified SPAC Transaction, and on terms no less favorable to the

Holder than to those Investors that participated in the PIPE transaction. If this Note converts pursuant to Section 2(b), Holder shall be entitled to customary registration rights with respect to the equity securities issued in connection with any such Qualified Listing Event, and on terms no less favorable to the Holder than to the holders of Common Stock. If this Note converts pursuant to Section 2(c), Holder shall be entitled to the same registration rights with respect to the equity securities issued in connection with the Qualified Financing, and on terms no less favorable to the Holder than to those Investors that participate in the Qualified Financing. In the absence of a conversion event pursuant to Section 2(a), 2(b) or 2(c) on or prior to the Maturity Date, Holder shall be entitled to piggyback registration rights consistent with and on terms no less favorable to the Holder than those held by investors under that certain Investors’ Rights Agreement by and among the Company and the other parties thereto, dated as of September 12, 2021, which agreement will be made available to Holder upon request. All of the foregoing registration rights will also apply to any Exercise Shares issued upon exercise of the Warrant issued to Holder under the SPA.

(f) Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Notes, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver. Notwithstanding the foregoing, if any amendment or waiver materially and adversely treats one or more Holders in a manner that is disproportionate to such treatment of all other Holders, such amendment or waiver shall also require the written consent of Holders disproportionately treated.

(g) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

(h) Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

(i) Counterparts; Manner of Delivery. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(k) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days’ advance written notice to the other party hereto. A copy of any notice to the Company shall be sent to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attn: Josh Kaufman, e-mail: josh.kaufman@cooley.com.

(l) Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(m) Waiver of Conflicts. Each party to this Note acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holder or the Holder’s affiliates in matters unrelated to the transactions contemplated by this Note (the “Note Financing”), including representation of the Holder or the Holder’s affiliates in matters of a similar nature to the Note Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Note Financing solely on behalf of the Company. The Company and the Holder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Note Financing, Cooley has represented solely the Company, and not any Holder or any stockholder, Board member or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to Cooley’s representation of the Company in the Note Financing.

(n) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. This Note shall be void and of no force or effect in the event that the Holder fails to remit the full principal amount to the Company within five calendar days of the date of this Note.

(o) Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(p) Exculpation among Holders. The Holder acknowledges that the Holder is not relying on any person, firm or corporation, other than the Company and its officers and Board members, in making its investment or decision to invest in the Company.

(q) Senior Indebtedness. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness in existence on the date of this Note or hereafter incurred. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions and their affiliates, which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), and (ii)

any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(r) Broker’s Fees. Each party hereto represents and warrants that, except for Ceros Financial Services, Inc., no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

[Signature page follows]

This CONVERTIBLE PROMISSORY NOTE has been executed as of the date first noted above.

COMPANY:

CYTOVIA HOLDINGS, INC.

By:
Name: Daniel Teper
Title: Chief Executive Officer, Chairman of the Board

E-mail: daniel.teper@cytoviatx.com

Address:	18851 NE 29th Avenue
Suite 200, Second Floor Aventura, Florida 33180 USA

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CYTOVIA HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

May ___, 2022

THIS CERTIFIES THAT, for value received, _____________, or its assigns (the “Holder”), is entitled to subscribe for and purchase from CYTOVIA HOLDINGS, INC., a Delaware corporation (the “Company”), the Exercise Shares at the Exercise Price (each subject to adjustment as provided herein). This Warrant is issued pursuant to that certain Securities Purchase Agreement dated May ___, 2022 (as amended from time to time and including the exhibits thereto, the “SPA”) by and among the Company and purchasers of Notes and Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPA.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Applicable Conversion Price” shall mean an amount equal to price per share utilized for conversion of the Note in accordance with its terms, pursuant to Section 2(a), 2(b), 2(c), 2(d), 2(e) or 2(f)(ii) of the Note, as applicable, in each case, without giving effect to the Discount Percentage (as defined in the Note).

(b) “Exercise Price” shall mean an amount equal to (i) the Applicable Conversion Price multiplied by (ii) 1.15, per Exercise Share.

(c) “Exercise Period” shall mean the period commencing on the date of conversion of the Note pursuant to Section 2(a), 2(b), 2(c), 2(d), 2(e) or 2(f)(ii) of the Note and ending on the fifth anniversary of such commencement date, unless sooner terminated as provided below.

(d) “Exercise Shares” shall mean a number of shares of the Company’s Class A Common Stock equal to (i) 0.5 multiplied by (ii) the number of shares of Class A Common Stock issued or issuable (as determined on an as-converted basis) upon conversion of the Note pursuant to Section 2(a), 2(b), 2(c), 2(d), 2(e) or 2(f)(ii) of the Note, as applicable, subject to adjustment pursuant to the terms hereof, including but not limited to adjustments pursuant to Section 5 below, issuable upon exercise of this Warrant; provided, that subject to Section 5, the Exercise Shares shall refer to the applicable Fundamental Change Receivable (as hereinafter defined). Notwithstanding the foregoing, (x) clause (i) multiplier of this definition shall be adjusted to 0.25 in the event that Holder elects to have its Note accelerated and repaid in connection with the Identified SPAC Transaction and (y) clause (i) multiplier of this definition shall be adjusted to 1.0 in the event that the Note remains outstanding and has not been converted on or prior to the date that is the later of (i) December 18, 2022 or (ii) the termination of the definitive business combination agreement related to the Identified SPAC Transaction or any other Qualified SPAC Combination, as applicable, provided such definitive business combination agreement is entered into on or prior to

December 18, 2022; provided, however, the failure to consummate such Identified SPAC Transaction or any other Qualified SPAC Combination on or prior to June 18, 2023 shall be deemed to a termination of the definitive business combination for these purposes.

2. EXERCISE OF WARRANT.

2.1 Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in Section 12 (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto as EXHIBIT A;

(b) Payment of the Exercise Price with respect to each Exercise Share to be issued upon such exercise, either (i) in cash or by check or (ii) by cancellation of indebtedness; and

(c) This Warrant.

2.2 Mechanics of Exercise. Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event that this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, then the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issue a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met. These conditions may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act except in unusual circumstances.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES.

5.1 In the event that prior to the expiration of this Warrant (in each case, occurring after the date hereof) there is any change in the class of equity securities of the Company comprising the Exercise Shares by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of such class of equity securities including in connection with any (i) reorganization by merger, consolidation, exchange of shares of Common Stock, recapitalization, winding up, (ii) a SPAC Transaction (including the Identified SPAC Transaction or a Qualified SPAC Combination) or (iii) other similar event or transaction, as a result of which shares of Common Stock shall be exchanged or converted into the same or a different number or class or classes of securities of the Company or another entity or the holders of shares of Common Stock are entitled to receive cash or other property that is not a Change of Control or a Deemed Liquidation Event (each, a “Fundamental Change”), then the number and class of Exercise Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to such Fundamental Change (subject to all other adjustments under this Warrant) and had the Holder continued to hold such shares until after the event requiring adjustment (collectively, the “Fundamental Change Receivable”). For purposes of this Section 5, the “aggregate Exercise Price” shall mean the aggregate Exercise Price payable in connection with the exercise in full of this Warrant. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant. For the avoidance of doubt, the Fundamental Change Receivable with respect to any SPAC Transaction (including the Identified SPAC Transaction or a Qualified SPAC Combination) shall refer to the common stock of the applicable SPAC or Successor.

5.2 In the case of any Fundamental Change, the Company shall cause the successor, acquirer, the SPAC or resulting parent entity in such merger, consolidation, exchange of shares of Common Stock, sale of all or substantially all of the assets of the Company or reorganization (if other than the Company) (the “Successor”) to duly execute and deliver to Holder a supplement to this Warrant acknowledging the Successors’ obligations under this Section 5 and detailing the adjusted number of Exercise Shares and adjusted Exercise Price as a result of such Fundamental Change. At all times following any such Fundamental Change, (x) the terms of this Warrant shall be applicable to the Fundamental Change Receivable, (y) references to the Company herein shall be deemed to be references to the applicable Successor and all obligations of the Company hereunder shall become obligations of the applicable Successor.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) to be issued upon exercise of this Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Exercise Share by such fraction.

7. AUTOMATIC EXERCISE. In the event of, at any time during the Exercise Period, a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), or Change of Control occurs, the Company shall provide to the Holder five (5) days advance written notice of such Deemed Liquidation Event or Change of Control. If the fair market value of one Exercise Share is equal to or less than the Exercise Price in connection with such Deemed Liquidation Event or Change of Control, this Warrant shall automatically terminate upon such Deemed Liquidation Event or Change of Control. If the fair market value of one Exercise Share is greater than the Exercise Price in connection with such Deemed Liquidation Event or Change of Control, this Warrant shall automatically be exercised immediately prior to such Deemed Liquidation Event or Change of Control pursuant to the following formula without any action by Holder:

X = Y (A-B)
A

Where X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

8. MARKET STANDOFF. To the extent requested by the Company or an underwriter of securities of the Company, Holder and any permitted transferee thereof shall not, without the prior written consent of the managing underwriters in the IPO (as hereafter defined) or a SPAC (as defined in the Note) in connection with a SPAC Transaction (as defined in the Note), other than the Identified SPAC Transaction, offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Exercise Shares or other securities, in cash, or otherwise), any Exercise Shares or other shares of stock of the Company then owned by such Holder or any transferee thereof, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement of the initial public offering of the Company (the “IPO”) filed under the Act or the closing of a SPAC Transaction, other than the Identified SPAC Transaction. For purposes of this paragraph, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this paragraph and may impose stop transfer instructions with respect to this Warrant and the Exercise Shares and such other shares of stock of Holder and any transferee thereof (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Holder and any transferee thereof shall enter into any agreement reasonably required by the underwriters to the IPO or the SPAC to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO and the SPAC are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions of this paragraph as though they were parties hereto.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. REGISTRATION RIGHTS. Holder shall be entitled to the registration rights with respect to the Exercise Shares as are described in Section 4(e) of the Note, the provisions of which are deemed incorporated herein by reference.

11. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as EXHIBIT B to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

14. SUCCESSOR AND ASSIGNS. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15. NO THIRD-PARTY BENEFICIARIES. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16. HEADINGS. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17. AMENDMENT AND MODIFICATION; WAIVER. Except as otherwise provided herein, this Warrant may be amended, modified or supplemented only by an agreement in writing signed by the Holder, on the one hand, and the Company, on the other hand. In addition, any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders. Notwithstanding the foregoing, if any amendment or waiver materially and adversely treats one or more Holders in a manner that is disproportionate to such treatment of all other Holders, such amendment or waiver shall also require the written consent of Holders disproportionately treated. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party or parties so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. SEVERABILITY. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

20. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware without giving effect to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

CYTOVIA HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO: CYTOVIA HOLDINGS, INC.

(1) The undersigned hereby elects to purchase ________ shares of Class A Common Stock (the “Exercise Shares”) of Cytovia Holdings, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Exercise Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Exercise Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that Exercise Shares issuable upon exercise of this Warrant have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Act, they must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Exercise Shares may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that the conditions for use of the Rule may include the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Exercise Shares unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or, if reasonably requested by the Company, the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information. Do not use this form to

purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: __________, 20__

Holder’s

Signature:

Holder’s

Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

COMPANY DISCLOSURE MATERIALS

(INVESTOR PRESENTATION

DATED APRIL 2022 INCLUDING RISK FACTORS)

EXHIBIT D

INVESTOR QUESTIONNAIRE